SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  October 5, 2006

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code  +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01   Regulation FD Disclosure

On October 5, 2006, deCODE genetics, Inc. issued the following press release:

deCODE Suspends Phase III Trial of DG031 to Improve Tablet Manufacturing

Reykjavik, ICELAND, October 5, 2006 — deCODE genetics (Nasdaq:DCGN) today announced that it is voluntarily suspending its Phase III clinical trial for DG031 (veliflapon), the company’s developmental compound for the prevention of heart attack, in order to address an unexpected formulation problem with the tablets being used in the trial. Routine testing of clinical supplies has revealed that over time the tablets appear to dissolve more slowly. Pharmacokinetic data indicates that to date this has not affected drug exposure nor raised any safety concerns, but the company is concerned that this change may eventually cause the tablets to release too little drug, potentially limiting the effect of the compound and undermining the trial’s chances of success. deCODE has presented the issue to the Food and Drug Administration (FDA) and is exploring alternative manufacturing processes. A conference call to discuss today’s announcement will be webcast live tomorrow, Friday, October 6, at 8:00am Eastern Time/12 noon GMT/1pm British Summer Time (details below).

“Faced with this problem, we felt that our only option was to put the trial on hold and improve the formulation of the tablets. This is the right thing to do both for patients and for the company, who have a common interest in successfully developing drugs to prevent heart attack. We are leading the way in targeting the leukotriene pathway to this end, and will continue our other therapeutic and diagnostic programs in heart attack as we work to develop new clinical supplies of DG031,” said Kari Stefansson, CEO of deCODE.

deCODE’s programs in heart attack
Through its population genetics work, deCODE has linked variants in two genes to significantly increased risk of heart attack. Both genes encode proteins in the leukotriene pathway, and the variants appear to confer increased risk of heart attack by increasing the production of a potent driver of inflammation: leukotriene B4 (LTB4). DG031 and DG051, the company’s other developmental compound for the prevention of heart attack which is now in Phase I clinical testing, are aimed at lowering risk of heart attack by inhibiting the activity of this pathway and reducing LTB4 production. deCODE is also using its discoveries to develop diagnostic tests to gauge individual risk of heart attack.

About deCODE
deCODE genetics (Nasdaq:DCGN) is a global leader in applying human genetics to develop drugs for common diseases. Our population approach has enabled us to discover and target key biological pathways involved in conditions ranging from heart attack to cancer. We are turning these discoveries into new medicine to better treat and prevent many of the biggest challenges to public health. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com.

Conference Call Information
A conference call, in which deCODE management will discuss today’s announcement will be webcast live tomorrow, Friday October 6, at 8:00am EDT/12 noon GMT/1pm British Summer Time. The webcast can be accessed via the Investors section of deCODE’s website, www.decode.com. A replay of the call will be available on this site for at least one week following the call. A digitized telephone replay of the call can be accessed for the week following the call by dialing 1 800 475 6701 from the US, or +1 320 365 3844 from outside the US. The access code is 844516.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission. deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.

* * * * * *

Item 8.01   Other Events

On October 5, 2006, deCODE genetics, Inc. announced that it was voluntarily suspending its Phase III clinical trial for DG031 (veliflapon), the company’s developmental compound for the prevention of heart attack, in order to address an unexpected formulation problem with the tablets being used in the trial.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

By:	/s/ KARI STEFANSSON
Kari Stefansson,
President, Chief Executive Officer

Dated: October 6, 2006